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                                                                    Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

The Board of Directors
CMG Information Services, Inc.

We consent to the incorporation by reference in the registration statement (No.333- ) on Form S-3 of CMG Information Services, Inc. of our report dated September 19, 1997, with respect to the consolidated balance sheets of CMG Information Services, Inc. as of July 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the three-year period ended July 31, 1997, which report appears in the July 31, 1997 Annual Report on Form 10-K of CMG Information Services, Inc. We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                         /s/ KPMG Peat Marwick LLP
                                       ----------------------------
                                       KPMG Peat Marwick LLP



Boston, Massachusetts
August 27, 1998